                                                                    Exhibit 99.2

                                 [LOGO]PW Eagle

FOR:      PW Eagle, Inc.
          222 South Ninth Street, Suite 2880
          Minneapolis, MN 55402
          (Nasdaq-NMS: "PWEI")

                            CONTACT: William H. Spell
          Chief Executive Officer, PW Eagle, Inc.
          612/305-0339

PW EAGLE REPORTS FOURTH QUARTER AND 2001 RESULTS

     MINNEAPOLIS -- March 4, 2002 -- PW Eagle, Inc. (Nasdaq-NMS: "PWEI") today reported its financial results for the three months and full year ended December 31, 2001. A summary of the unaudited results for the fourth quarter and for the year ending December 31, 2001 and 2000 is set forth in the following table:

     Income Statement Information
     (In thousands, except for per share amounts)

                                    Three months ended         Year ended
                                       December 31,           December 31,
                                    ------------------------------------------
                                        2001       2000        2001       2000
                                    ------------------------------------------
Net sales                           $ 48,312   $ 59,009   $ 246,130   $343,974
Gross profit                        $  2,511   $    209   $  26,471   $ 87,358
Net income (loss)                   $ (5,641)  $ (8,706)  $ (12,856)  $ 18,218

Basic earnings (loss) per share     $  (0.84)  $  (1.10)  $   (1.80)  $   2.34
Diluted earnings (loss) per share   $  (0.84)  $  (1.10)  $   (1.80)  $   1.72

EBITDA                              $ (2,725)  $ (8,475)  $   1,453   $ 51,862

          Included in the reported net loss for the three months and year ended December 31, 2001 is a non-cash inventory writedown with a negative net after tax impact of $1.3 million and a non-cash asset writedown with a negative net after tax impact of $255 thousand. The two writedowns have an approximate impact of $(.24) and $(.22) on diluted earnings (loss) per share for the respective periods and reduced EBITDA for the three months and year ended December 31, 2001 by approximately $2.1 million.

          William H. Spell, PW Eagle CEO, stated: "While we are not pleased with the our 2001 financial performance, we recognize that our business is tied to economic cycles. A weak overall economy with negligible growth in GDP resulted in continued reduced demand in our markets and a reduction in price for our products. Reduced product prices resulted in depressed gross margins as well as a reduction in net sales as compared to the prior year. However, we are encouraged by our fourth quarter performance which is an improvement over the previous year's fourth quarter ended December 31, 2000. These improvements are largely the result of cost reduction measures implemented by the Company in the third quarter of 2001 and some improvement in GDP and the economy in the fourth quarter of 2001."

          In a previous press release the Company announced that it had entered into revised loan agreements with its senior and subordinated lenders, completed a real estate sale and leaseback transaction with certain of its properties and sold its Hillsboro, Oregon facility which it had closed earlier. As a result of these transactions, the Company has eliminated all defaults under all of its loan agreements and dramatically reduced its fixed charges (principal, interest, taxes and capital expenditures). In November 2001, PW Eagle announced that it was in default of certain covenants under its loan agreements and that its goal was to reduce its annual fixed charges to a level that would allow the Company to pay all of its fixed charges, even should the unfavorable economic conditions that existed in 2001 continue. The Company believes that this series of transactions accomplishes that goal.

     Fourth Quarter 2001 Webcast & Conference Call

          PW Eagle will hold its fourth quarter webcast and conference call on Wednesday, March 6, 2002 at 11 a.m. Central Time to discuss the fourth quarter and 2001 results. The conference call will be available live on the Internet at www.pweagleinc.com. The call will also be archived at that
                 ------------------
     location for one week following its original webcast. The conference telephone number is 1-800-946-0705, use 464267 as the confirmation code to access the call.

          PW Eagle, Inc. is a leading extruder of PVC pipe and polyethylene tubing products. The Company operates eight manufacturing facilities in the midwestern and western United States. PW Eagle's common stock is traded on the Nasdaq National Market under the symbol "PWEI".

     THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION AND ACTUAL RESULTS MAY DIFFER

          Statements that PW Eagle, Inc. may publish, including those in this announcement that are not strictly historical are "forward looking" statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release, including those made by William H. Spell, regarding the Company's belief that the transactions have reduced the Company's fixed charges to a level where it will be able to meet its fixed charges even if the unfavorable economic conditions that it faced in 2001 continued indefinitely is a "forward looking" statement which involves known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this announcement. Actual results could differ if the Company was required to operate in the unfavorable economic conditions that existed in 2001 for a full fiscal year. In addition, actual results could differ as a result of: (i) a further slowdown in the United States economy, particularly west of the Mississippi; (ii) the failure of the Gross Domestic Product to grow beyond its 2001 level; (iii) an increase in interest rates; (iv) a decline in the construction of commercial and residential building; (v) a decline in our raw material prices; and (vi) a greater supply of PVC and PE pipe than market demand for such products caused by cyclical fluctuations in the supply and demand for pipe. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historical results. As such, you should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potential inaccurate assumptions. We undertake no obligation to update "forward-looking" statements.

                              - financials follow -

     PW EAGLE, INC.
     CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
     (In thousands, except per share amounts)

                                                        Three months ended Dec. 31,    Year ended Dec. 31,
                                                              2001       2000           2001        2000
                                                        ===================================================
NET SALES                                                   $ 48,312   $ 59,009       $ 246,130   $ 343,974
COST OF GOODS SOLD                                            45,801     58,800         219,659     256,616
                                                        ---------------------------------------------------
  Gross profit                                                 2,511        209          26,471      87,358
OPERATING EXPENSES:
  Selling expenses                                             5,529      5,905          24,725      28,168
  General and administrative expenses                          2,416      2,960           8,612      13,290
  Nonrecurring items                                             (18)       (30)          1,167        (195)
                                                        ---------------------------------------------------
                                                               7,927      8,835          34,504      41,263
                                                        ---------------------------------------------------
OPERATING INCOME (LOSS)                                       (5,416)    (8,626)         (8,033)     46,095
OTHER EXPENSES (INCOME):
  Interest expense                                             3,029      3,022          11,775      13,655
  Other income, net                                               48         (2)            377        (249)
  Nonrecurring items                                              --      2,145              --       2,845
                                                        ---------------------------------------------------
                                                               3,077      5,165          12,152      16,251
                                                        ---------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES                             (8,493)   (13,791)        (20,185)     29,844

INCOME TAX EXPENSE  (BENEFIT)                                 (2,852)    (5,085)         (7,329)     11,626
                                                        ---------------------------------------------------
NET INCOME (LOSS)                                           $ (5,641)  $ (8,706)      $ (12,856)  $  18,218
                                                        ===================================================
NET INCOME (LOSS) PER COMMON SHARE:
  Basic                                                     $  (0.84)  $  (1.10)      $   (1.80)  $    2.34
                                                        ===================================================
  Diluted                                                   $  (0.84)  $  (1.10)      $   (1.80)  $    1.72
                                                        ===================================================
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
  Basic                                                        6,704      7,883           7,139       7,778
  Diluted                                                      6,704      7,883           7,139      10,592

     PW EAGLE, INC.
     CONDENSED BALANCE SHEETS
     (In thousands, except for shares and per share amounts)


                                                                              Dec. 31, 2001   Dec. 31, 2000
                                                                              -------------   -------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                     $     624       $     816
  Accounts receivable, net                                                         12,918          18,246
  Inventories                                                                      33,390          44,391
  Deferred income taxes                                                             2,033           3,491
  Income tax receivable                                                             4,156           3,376
  Other                                                                               280             291
                                                                              -----------------------------
          Total current assets                                                     53,401          70,611

Property and equipment, net                                                        67,827          76,589
OTHER ASSETS:
  Deferred financing costs, net                                                     3,349           3,940
  Assets held for sale                                                              2,417             655
  Goodwill, less accumulated amortization of $817 and $705, respectively            3,651           3,763
  Deferred income taxes                                                             3,465              --
  Other                                                                             3,300           2,821
                                                                              -----------------------------
                                                                                   16,182          11,179
                                                                              -----------------------------
TOTAL ASSETS                                                                    $ 137,410       $ 158,379
                                                                              =============================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Borrowings under revolving credit facility                                    $  27,996       $  16,458
  Current maturities of long-term debt                                              4,889          10,408
  Accounts payable                                                                 16,145           7,839
  Accrued liabilities                                                               8,066          16,447
                                                                              -----------------------------
         Total current liabilities                                                 57,096          51,152

OTHER LONG-TERM LIABILITIES                                                         3,625           2,713
DEFERRED INCOME TAXES                                                                  --           1,080
LONG-TERM DEBT, less current maturities                                            22,977          27,500
SENIOR SUBORDINATED DEBT                                                           29,453          28,068
                                                                              -----------------------------
         Total liabilities                                                        113,151         110,513
                                                                              -----------------------------
COMMITMENTS AND CONTINGENCIES
STOCK WARRANTS                                                                         --           5,887
STOCKHOLDERS' EQUITY:
  Series A preferred stock, 7% cumulative dividend; convertible; $2 per                --              --
    Share liquidation preference; no par value; 2,000,000 shares authorized;  issued and outstanding none and 18,750 shares, respectively
  Undesignated stock, $.01 par value; 14,490,000 shares authorized;                    --              --
    None issued and outstanding
   Stock warrants                                                                   5,887              --
  Common stock, $.01 par value; 30,000,000 shares authorized; issued                   69              81
    and outstanding 6,886,625 and 8,069,675 shares, respectively
  Class B Common stock, $.01 par value; 3,500,000 shares authorized;                   --              --
    none issued and outstanding
  Additional paid-in capital                                                       29,757          40,521
  Unearned compensation                                                              (434)           (473)
  Notes receivable from officers and employees on common stock
    Purchases                                                                      (1,039)         (1,181)
   Accumulated other comprehensive loss                                              (156)             --
  Retained earnings/(accumulated deficit)                                          (9,825)          3,031
                                                                              -----------------------------
          Total stockholders' equity                                               24,259          41,979
                                                                              -----------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $ 137,410       $ 158,379
                                                                              =============================

                                      # # #